Exhibit 10.1

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of May 17, 2006 is among SPECTRALINK CORPORATION, a Delaware corporation (the “Borrower”), the lenders party hereto, and JPMORGAN CHASE BANK, N.A., as the administrative agent (the “Administrative Agent”).

RECITALS:

A.                                 The Borrower, the Administrative Agent, and the lenders party thereto have entered into that certain Credit Agreement dated as of December 9, 2005 (as amended by that certain First Amendment to Credit Agreement dated December 21, 2005 among the Borrower, the Administrative Agent and the lenders party thereto and that certain Waiver and Second Amendment to Credit Agreement dated March 28, 2006 among the Borrower, the Administrative Agent and the lenders party thereto, the “Agreement”).

B.                                   The Borrower has advised the Administrative Agent and the Lenders that the Borrower desires to change the last day of the Borrower’s fiscal year so that the last day of the Borrower’s fiscal year will be January 31 instead of December 31 and the last day of the Borrower’s fiscal quarters will be January 31, April 30, July 31, and October 31. In accordance with the Agreement, the Borrower has requested that the Required Lenders consent to the Borrower’s departure from Section 6.11 of the Agreement in order to permit the Borrower to change the last day of its fiscal year and fiscal quarters effective January 1, 2007.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof:

ARTICLE I.

Definitions

Section 1.1.                                   Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II.

Amendments to Credit Agreement

Section 2.1.                                   Amendment to Section 2.11(d).  Section 2.11(d) of the Agreement is amended and restated in its entirety to read as follows:

(d)                               Excess Cash Flow.  Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2005, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year; provided that if Excess Cash Flow for such fiscal year is less than $100,000, then no prepayments under this Section 2.11(d) shall be required for such fiscal year.  Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year). For purposes of this Section 2.11(d), the calculation of Excess Cash Flow for the fiscal year ending January 31, 2008 shall include the fiscal month ending January 31, 2007 (i.e. such calculation shall be for thirteen months).

Section 2.2.                                   Amendment to Section 6.05(k).  Section 6.05(k) of the Agreement is amended and restated in its entirety to read as follows:

(k)                                Dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred, leased or otherwise disposed of in reliance upon this clause (k) shall not exceed $250,000 during any fiscal year of the Borrower (provided, that if the aggregate market value of such assets sold, transferred, leased or disposed of in any such fiscal year is less than the amount permitted hereunder, such unused amount may be carried-forwarded and applied to the amount permitted hereunder for succeeding fiscal years) (provided, further that the fiscal year ended January 31, 2008 shall include the fiscal month ended January 31, 2007 for purposes of any calculation under this clause (k));

Section 2.3.                                   Amendment to Section 7.02.

(a)                                The first paragraph of Section 7.02 of the Agreement is amended and restated in its entirety to read as follows:

Section 7.02.                             Leverage Ratio.  As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of Total Indebtedness as of such date to its EBITDA for the twelve (12) consecutive months then ended to exceed 2.25 to 1.00.  For calculations of the Leverage Ratio prior to December 31, 2006, the Borrower’s EBITDA will be measured from January 1, 2006 through the fiscal quarter to have completely elapsed as of the date of determination and such amount shall be multiplied by (a) four for the fiscal quarter ended March 31, 2006; (b) two for the fiscal quarter ended June 30, 2006, and (c) 4/3 for the fiscal quarter ended September 30, 2006.

(b)                               Clause (a) of the definition of “Total Indebtedness” contained in Section 7.02 of the Agreement is amended and restated in its entirety to read as follows:

(a) the average outstanding principal amount of the Loans under this Agreement for the twelve consecutive months ending on the date of determination (computed on the basis of the simple average of the balances outstanding as of each fiscal month end during such period);

Section 2.4.                                   Amendment to Section 7.03.  Section 7.03 of the Agreement is amended and restated in its entirety to read as follows:

Section 7.03                                Fixed Charge Coverage.  As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of:

(a)                                the sum of the following for Borrower and the Subsidiaries calculated on a consolidated basis in accordance with GAAP for the period of twelve (12) consecutive months then ended:  (i) EBITDA; minus (ii) Capital Expenditures, to

(b)                               the Fixed Charges for the period of twelve (12) consecutive months then ended to be less than:

(i)                                   1.00 to 1.00 as of the last day of the fiscal quarter occurring during the period from the Effective Date through and including March 31, 2006;

(ii)                                1.15 to 1.00 as of the last day of each fiscal quarter occurring during the period from April 1, 2006 through and including December 31, 2006;

(iii)                               1.25 to 1.00 as of the last day of each fiscal quarter occurring during the period from February 1, 2007 through and including January 31, 2008; and

(iv)                              1.35 to 1.00 as of the last day of each fiscal quarter occurring after January 31, 2008;

provided, however, for calculations of the Fixed Charge Coverage Ratio prior to December 31, 2006, the Borrower’s EBITDA and Fixed Charges will be measured from January 1, 2006 through the month to have completely elapsed as of the date of determination.

As used in this Section 7.03, “Fixed Charges” means for any period, the sum of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period:  (a) the aggregate amount of interest, including payments in the nature of interest under Capitalized Lease Obligations, paid or payable in cash; (b) all taxes paid or payable in cash; and (c) the scheduled amortization of Indebtedness paid or payable.

Section 2.5.                                   Amendment to Compliance Certificate.  Schedule I to the Compliance Certificate (Borrower’s Applicable Rate Calculation) is hereby amended and restated to read as Exhibit A hereto.

ARTICLE III.

Consent

Section 3.1.                                   Consent.  Each of the undersigned Lenders consents to the Borrower’s departure from Section 6.11 of the Agreement for the sole purpose of permitting the Borrower to change the last day of its fiscal year to January 31 and the last day of its fiscal quarters to January 31, April 30, July 31, and October 31.  Each of the undersigned Lenders agrees that such departure will not result in an Event of Default under the Agreement.  To induce the Lenders to agree to the terms of this Section 3.1, the Borrower and the Subsidiary Loan Parties (by their execution below) agree that:

(a)                                the Borrower shall deliver to the Administrative Agent concurrently with the audited financials statements for the fiscal year ended December 31, 2006  required by Section 5.01(a) of the Agreement, the Borrower’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for the fiscal month ended January 31, 2007, all certified by one of the Borrower’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal audit adjustments and the absence of footnotes; and

(b)                               that the consent set forth herein shall not be deemed a consent to the departure from or waiver of (i) Section 6.11 of the Agreement for any purpose other than as described in Recital B hereto, (ii) any other covenant or condition in any Loan Document or (iii) any Event of Default that otherwise may arises as a result of the change of the last day of the fiscal year and the last day of each fiscal quarter.

ARTICLE IV.

Miscellaneous

Section 4.1.                                   Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  The Borrower, the Administrative Agent and the Lenders agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their terms.

Section 4.2.                                   Representations and Warranties.  The Borrower and each Subsidiary Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows as of the date hereof and after giving effect to this Amendment: (a) no Default exists and (b) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such date.

Section 4.3.                                   Survival of Representations and Warranties.  All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

Section 4.4.                                   Reference to Agreement.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 4.5.                                   Expenses of Lender.  Borrower agrees to pay all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Administrative Agent’s legal counsel, as and to the extent required by Section 10.03(a) of the Agreement. All amounts due under this Section shall be payable not later than three Business Days after written demand therefor, together with reasonably detailed supporting documentation.

Section 4.6.                                   Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.7.                                   Applicable Law. This Amendment shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

Section 4.8.                                   Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, each Lender, the Borrower, each Subsidiary Loan Party and their respective successors and assigns, except that neither Borrower nor any Subsidiary Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.

Section 4.9.                                   Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 4.10.                             Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any Subsidiary Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 4.11.                             Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.12.                             ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

Section 4.13.                             Required Lenders. The Agreement is modified as provided in this Amendment with the agreement of the Borrower and the Required Lenders which means Lenders having more than fifty percent (50%) of the sum of the total Revolving Exposures, Term Loans and unused Commitments (such percentage applicable to a Lender, herein such Lender’s “Required Lender Percentage”). For purposes of determining the effectiveness of this Amendment, each Lender’s Required Lender Percentage is set forth on Schedule 4.13 hereto.

Executed as of the date first written above.

SPECTRALINK CORPORATION, as Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent and as a Lender

By:
Sean J. Lynch, Vice President

COMERICA WEST INCORPORATED

By:
Name:
Title:

GUARANTY BANK

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

SILICON VALLEY BANK

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Subsidiary Loan Party Consent

The undersigned Subsidiary Loan Party:  (i) hereby consents and agrees to this Amendment and (ii) agrees that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Subsidiary Loan Party enforceable against it in accordance with their respective terms.

SUBSIDIARY LOAN PARTIES:

SPECTRALINK INTERNATIONAL CORPORATION

By:
Name:
Title:

EXHIBIT A

to

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

Schedule I to Compliance Certificate

SCHEDULE I
TO
COMPLIANCE CERTIFICATE

Compliance as of                   ,          with
Provisions of Sections 7.01, 7.02 and 7.03 of
the Credit Agreement

A.            Section 7.01. Consolidated Net Worth.

(1) $65,000,000			$65,000,000
(2) Consolidated Net Income of Borrower and its Subsidiaries (net income (loss), excluding the following items)		$
(a) the income (or loss) of any Person (other than a subsidiary) in which the Borrower or a subsidiary has an ownership interest (but including cash dividends and distributions);	$
(b) the income of any subsidiary to the extent the payment of such income in the form of a distribution or repayment of any Indebtedness to the Borrower or a subsidiary is not permitted;	$

(c) any gains or losses accrued on foreign currency receivables or on foreign currency payables of the Borrower or a subsidiary organized under the laws of the United States which are not realized in a cash transaction;

$

(d) the income or loss of any foreign subsidiary or of any foreign Person (other than a subsidiary) in which the Borrower or subsidiary has an ownership interest to the extent that the equivalent dollar amount of the income or loss contains increases or decreases due to the fluctuation of a foreign currency exchange rate after the Effective Date;

$
(e) the income or loss of any Person acquired by the Borrower or a subsidiary for any period prior to the date of such acquisition;	$

(f) any non-cash expense attributable to the expensing of stock option programs of the Subject Person pursuant to FASB 132; provided, however, that Consolidated Net Income shall be reduced (without duplication) by the aggregate amount of cash payments made by the Subject Person during any period for the purpose of funding any such expense; and

$
(g) any non-cash expense recognized solely as a result of or in connection with the consummation of the Acquisition.	$
(3) 75% of Line (2)		$
(4) Net cash proceeds of any sale of Equity Interests or other capital contributions to the capital of Borrower since 9/30/2005		$
(5) Total of Lines (1), (3) and (4)		$
(6) Consolidated Net Worth (stockholders’ equity under GAAP)		$
Compliance with Section 7.01 — Does Line (6) exceed Line (5)?	YES	NO

1

B.            Section 7.02. Leverage Ratio.

(1) Total Indebtedness		$
(2) EBITDA (sum of Lines (a) through (d)) *		$
(a) Consolidated Net Income	$
(b) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income	$
(c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining Consolidated Net Income	$
(d) amortization and depreciation expense deducted in determining Consolidated Net Income	$

(3) If prior to December 31, 2006, the Borrower’s EBITDA (line 2) shall be multiplied by (a) four for the fiscal quarter ended March 31, 2006; (b) two for the fiscal quarter ended June 30, 2006, and (c) 4/3 for the fiscal quarter ended September 30, 2006.

(4) Line (1) divided by Line (3)		to 1.00
Compliance with Section 7.02 – Is Line (4) less than 2.25 to 1.00?	YES	NO

* For calculations of the Leverage Ratio, the Borrower’s EBITDA will be measured for the twelve consecutive months then ended, unless prior to December 31, 2006, then from January 1, 2006 through the fiscal quarter to have completely elapsed as of the date of determination.

C.            Section 7.03. Fixed Charge Coverage Ratio .

(1) EBITDA (sum of Lines (a) through (d)) *		$
(a) Consolidated Net Income	$
(b) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income	$
(c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining Consolidated Net Income	$
(d) amortization and depreciation expense deducted in determining Consolidated Net Income	$
(2) Capital Expenditures		$
(3) Total of Line (1) minus Line (2)		$
(4) Fixed Charges (sum of Lines (a) through (c)) *		$
(a) the aggregate amount of interest paid or payable in cash, including payments in the nature of interest under Capitalized Lease Obligations	$
(b) the scheduled amortization of Indebtedness paid or payable in cash	$
(c) taxes paid or payable in cash	$
(5) Line (3) divided by Line (4)		to 1.00

Compliance with Section 7.03 – Is Line (5) less than (i) 1.00 to 1.00 for any test period through and including March 1, 2006, (ii) 1.15 to 1.00 for any test period from April 1, 2006, through and including December 31, 2006, (iii) 1.25 to 1.00 for any test period from February 1, 2007 through and including January 31, 2008; and (iv) 1.35 to 1.00 for any test period thereafter?

	YES	NO

* For calculations of the Fixed Charge Coverage Ratio, the Borrower’s EBITDA and Fixed Charges will be measured for the twelve consecutive months then ended, unless prior to December 31, 2006, then from January 1, 2006 through the month to have completely elapsed as of the date of determination.

2

SCHEDULE 4.13

to

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

Required Lenders

		Lenders Agreeing to Third Amendment
		(insert % from prior column if Lender
	Required Lender	signs Amendment then total % in this
Lender	Percentage Held	column)
JPMorgan Chase Bank, N.A.	25.00%	25.00%
Comerica West Incorporated	12.50%	12.50%
Guaranty Bank	12.50%	12.50%
KeyBank National Association	12.50%
LaSalle Bank National Association	12.50%	12.50%
Silicon Valley Bank	12.50%
U.S. Bank National Association	12.50%
TOTAL	100.00%	62.50%